Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statements of EMCORE Corporation on Form S-3 (No. 333-94911, No. 333-87753 and No. 333-42514),
and Form S-8 (No. 333-27507, No. 333-37306, No. 333-36445, No. 333-39547 and No.
333-45827) of our report dated December 5, 2000 relating to the financial statements of Uniroyal Optoelectronics, LLC appearing in the Annual Report on Form 10-K of EMCORE Corporation for the year ended September 30, 2000.


DELOITTE & TOUCHE LLP

Tampa, Florida
December 28, 2000